                                                                    EXHIBIT 99.1



[IRT LOGO]  IRT PROPERTY COMPANY DIVIDEND                       THIS IS NOT A PROXY
REINVESTMENT PLAN AUTHORIZATION FORM                            CHECK ONE BOX ONLY -  Please see reverse for a more
Please enroll me in the Dividend Reinvestment Plan of IRT       complete explanation of plan options.
Property Company as indicated on this Authorization Form.       [_] A. FULL DIVIDEND  REINVESTMENT -- I wish to reinvest
                                                                       all cash dividends on all shares of Common Stock
[DO NOT RETURN THIS FORM UNLESS YOU WISH TO PARTICIPATE IN             (not less than 100 shares) now or hereafter
THE PLAN]                                                              registered in my name in additional shares of
                                                                       such stock.

                                                                [_] B. PARTIAL DIVIDEND REINVESTMENT -- I wish to reinvest dividends on _____ shares (not less than 100 shares)
                                                                       of Common Stock and receive cash dividends on all
                                                                       other shares registered in my name.


                                                                -----------------------------------------------------------
                                                                                       SIGNATURE


                                                                -----------------------------------------------------------
                                                                                       SIGNATURE

                                                                -------------------                      ------------------
                                                                 TAX I.D. (S.S.#)                                DATE
All registered holders must sign name exactly as shown above.




ONLY SHAREHOLDERS OF RECORD OWNING AT LEAST 100 SHARES OF THE COMPANY'S COMMON STOCK MAY PARTICIPATE IN THE PLAN. IF YOUR SHARES ARE HELD BY BANKS, BROKERS OR OTHERS IN BROKERAGE OR OTHER ACCOUNTS, INCLUDING SHARES HELD IN NOMINEE NAMES, YOU MAY ASK YOUR BANK, BROKER OR OTHER HOLDER TO REGISTER AT LEAST 100 SHARES IN YOUR NAME. YOU MAY THEN ENROLL IN THE PLAN AS TO THOSE SHARES HELD OF RECORD BY YOU, AS EXPLAINED IN THE ACCOMPANYING PROSPECTUS. PLEASE CONTACT SUNTRUST BANK, ATLANTA FOR INSTRUCTIONS.

Completion of this form appoints SunTrust Bank, Atlanta, Atlanta, Georgia, your agent and directs them to apply your cash dividends in accordance with the option you have selected.

A. FULL DIVIDEND REINVESTMENT - This option directs the Company to pay SunTrust Bank, Atlanta, as Agent under the Plan, for reinvestment in additional shares of Common Stock all cash dividends on all shares of Common Stock now or hereafter registered in your name, as well as cash dividends on all shares credited to your account under the plan (less any amount required to be withheld for tax purposes under any applicable law).

B. PARTIAL DIVIDEND REINVESTMENT - This option directs the Company to pay SunTrust Bank, Atlanta, as Agent under the Plan, for reinvestment in additional shares of Common Stock all cash dividends on the number of shares of Common Stock registered in your name which is indicated on this form, and to remit to you all cash dividends on all other shares registered in your name (less in each case any amount required to be withheld for tax purposes under any applicable law).

Your participation is subject to the terms of the Prospectus describing the Plan. You may withdraw or change your election by notifying SunTrust Bank, Atlanta in writing.

Please address all inquiries concerning the Plan to SunTrust Bank, Atlanta, IRT Dividend Reinvestment Plan, Post Office Box 4625, Atlanta, Georgia 30302, or by telephone at (404) 588-7822.